UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2013

BRADY CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0971239
(State of Incorporation)	(IRS Employer Identification No.)

6555 West Good Hope Road

Milwaukee, Wisconsin 53223

(Address of Principal Executive Offices and Zip Code)

(414) 358-6600

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 7, 2013, Brady Corporation (the “Company”) issued a press release announcing that Frank M. Jaehnert has retired as the Company’s President and Chief Executive Officer, effective October 7, 2013 (the “Effective Date”).  In connection with his retirement, Mr. Jaehnert also resigned his position on the Board of Directors of the Company as of the Effective Date.  Pursuant to the terms of a Complete and Permanent Release and Retirement Agreement between the Company and Mr. Jaehnert dated as of October 6, 2013 (the “Retirement Agreement”), Mr. Jaehnert will remain employed by the Company and receive his current salary and benefits from the Effective Date until December 31, 2013, during which time he will be available in a consultative position to assist with respect to transition issues.  Under the Retirement Agreement, Mr. Jaehnert will receive a severance package including, among other items, $800,000 to be paid in equal installments throughout the calendar year following his separation from employment on December 31, 2013.  The Retirement Agreement also contains 12-month non-competition and non-solicitation provisions, as well as standard confidentiality, waiver and non-disparagement provisions.  The Retirement Agreement is subject to legal revocation rights.

The Company also announced that as of October 7, 2013, Thomas J. Felmer has been appointed as Interim President and Chief Executive Officer during the search for Mr. Jaehnert’s permanent replacement.  Mr. Felmer will also retain his positions of Senior Vice President and CFO of the Company during the pendency of the CEO search.  In recognition of Mr. Felmer’s increased duties, the Management Development and Compensation Committee (the “Committee”) of the Board authorized an award of 5,000 shares of restricted stock to Mr. Felmer, effective October 7, 2013, with restrictions to lapse upon the earlier of the end of his service as Interim President and CEO or the Board appointment of a permanent President and CEO.  No other immediate changes were made to Mr. Felmer’s compensation, as more fully described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 30, 2013 (the “2013 Form 10-K”).

In order to retain the services during this transition period of Allan J. Klotsche, the Company’s Senior Vice President—Human Resources who recently announced his intent to resign, the Committee has approved an arrangement with Mr. Klotsche pursuant to which he will be paid an additional $15,000 per month as a stay bonus, provided he remain with the Company for at least three months following the Effective Date.  No other immediate changes were made to Mr. Klotsche’s compensation, as more fully described in the Company’s 2013 Form 10-K.

A copy of the Company’s press release announcing Mr. Jaehnert’s retirement and Mr. Felmer’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The foregoing description of the Retirement Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit

10.1	Complete and Permanent Release and Retirement Agreement between the Company and Mr. Jaehnert dated as of October 6, 2013.

99.1	Press Release of Brady Corporation, dated October 7, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION
Date: October 7, 2013
/s/ Thomas J. Felmer
Thomas J. Felmer
Interim President and CEO,
Senior Vice President &
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Complete and Permanent Release and Retirement Agreement between the Company and Mr. Jaehnert dated as of October 6, 2013.

99.1	Press Release of Brady Corporation, dated October 7, 2013.